Exhibit 99.1

3003 Tasman Drive, Santa Clara, CA 95054	Contact:
www.svb.com	Meghan O'Leary
Investor Relations
For release at 1:00 P.M. (Pacific Time)	(408) 654-6364
July 23, 2015

NASDAQ: SIVB
SVB FINANCIAL GROUP ANNOUNCES 2015 SECOND QUARTER FINANCIAL RESULTS

SANTA CLARA, Calif. — July 23, 2015 — SVB Financial Group (NASDAQ: SIVB) today announced financial results for the second quarter ended June 30, 2015.

Consolidated net income available to common stockholders for the second quarter of 2015 was $86.1 million, or $1.66 per diluted common share, compared to $88.5 million, or $1.71 per diluted common share, for the first quarter of 2015, and $51.0 million, or $1.04 per diluted common share, for the second quarter of 2014. Consolidated net income available to common stockholders for the six months ended June 30, 2015 was $174.7 million, or $3.37 per diluted common share, compared to $141.9 million, or $2.96 per diluted common share, for the comparable 2014 period.

“Outstanding venture capital investment securities and warrant gains, strong core fee income growth and continued exceptional client liquidity drove our solid second quarter results," said Greg Becker, President and CEO of SVB Financial Group. "While competition and low rates persist, SVB’s unique platform and ability to help our clients succeed in meaningful ways at every stage of development remain significant competitive advantages and we believe they will continue to drive our long-term growth."

Highlights of our second quarter 2015 results (compared to first quarter 2015, unless otherwise noted) included:

•	Average loan balances (net of unearned income) of $14.3 billion, an increase of $0.3 billion (or 2.1 percent).

•	Average investment securities, excluding non-marketable and other securities, of $21.4 billion, an increase of $0.3 billion (or 1.4 percent).

•
Average total client funds (consisting of both on-balance sheet deposits and off-balance sheet client investment funds) of $72.8 billion, an increase of $5.3 billion (or 7.9 percent) with average on-balance sheet deposits increasing by $1.1 billion (or 3.2 percent) and average off-balance sheet client investment funds increasing by $4.2 billion (or 12.6 percent).

•	Net interest income (fully taxable equivalent basis) of $244.2 million, an increase of $4.8 million (or 2.0 percent).

•	Net interest margin of 2.58 percent, a decrease of 6 basis points.

•	Provision for loan losses of $26.5 million, compared to $6.5 million.

•
Gains on investment securities of $25.0 million, compared to $33.3 million. Non-GAAP gains on investment securities, net of noncontrolling interests, were $15.9 million, compared to $19.1 million. (See non-GAAP reconciliation under the section “Use of Non-GAAP Financial Measures”.)

•	Gains on equity warrant assets of $23.6 million, compared to $20.3 million.

•	Non-GAAP core fee income increased $7.9 million (or 13.6 percent) to $66.1 million. (See non-GAAP reconciliation under the section “Use of Non-GAAP Financial Measures”.)

•	Noninterest expense of $194.1 million, an increase of $3.6 million (or 1.9 percent).

•
Certain amounts as of and for the three months ended March 31, 2015 have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (Accounting Standards Update 2015-02, "Consolidation" ("ASU 2015-02")). See page 3 for additional information.

Second Quarter 2015 Summary

(Dollars in millions, except share data, employees and ratios)	Three months ended					Six months ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	June 30, 2015	June 30, 2014
Income statement:
Diluted earnings per common share (1)	$1.66	$1.71	$1.13	$1.24	$1.04	$3.37	$2.96
Net income available to common stockholders (1)	86.1	88.5	58.0	64.0	51.0	174.7	141.9
Net interest income	243.8	238.9	234.7	220.6	205.0	482.7	401.3
Provision for loan losses	26.5	6.5	40.4	16.6	1.9	33.0	2.4
Noninterest income (2)	126.3	123.5	167.6	80.2	14.2	249.8	324.4
Noninterest expense (1) (2)	194.1	190.5	186.1	179.8	170.9	384.7	341.4
Non-GAAP net income available to common stockholders (1) (3)	86.1	88.5	69.4	64.0	51.0	174.7	141.9
Non-GAAP diluted earnings per common share (1) (3)	1.66	1.71	1.36	1.24	1.04	3.37	2.96
Non-GAAP core fee income (3)	66.1	58.2	55.3	53.3	50.0	124.3	100.9
Non-GAAP noninterest income, net of noncontrolling interests (1) (2) (3)	117.7	109.4	104.3	75.3	49.5	227.1	173.0
Non-GAAP noninterest expense, net of noncontrolling interests (1) (2) (3)	193.9	190.2	180.5	175.0	165.7	384.1	332.8
Fully taxable equivalent:
Net interest income (4)	$244.2	$239.3	$235.2	$221.0	$205.4	$483.5	$402.1
Net interest margin	2.58%	2.65%	2.66%	2.73%	2.79%	2.61%	2.95%
Balance sheet:
Average total assets (2)	$39,448.0	$38,225.6	$37,590.2	$34,598.3	$31,745.6	$38,840.2	$29,767.6
Average loans, net of unearned income (2)	14,320.9	14,048.3	12,703.4	11,439.5	11,080.6	14,185.3	10,925.0
Average available-for-sale securities (5)	13,797.7	13,571.2	13,526.5	12,446.8	13,397.3	13,685.1	12,826.3
Average held-to-maturity securities (5)	7,639.8	7,569.8	7,115.3	5,775.6	1,793.7	7,605.0	901.8
Average noninterest-bearing demand deposits (2)	26,723.3	25,173.4	23,701.1	21,502.5	19,472.5	25,952.7	18,183.7
Average interest-bearing deposits	8,232.7	8,688.8	8,889.0	8,223.8	7,704.6	8,459.5	7,252.8
Average total deposits (2)	34,956.1	33,862.2	32,590.0	29,726.3	27,177.1	34,412.2	25,436.5
Average long-term debt	802.8	694.3	453.8	454.2	454.7	748.8	455.0
Period-end total assets (1) (2)	40,236.1	38,611.8	39,340.0	36,037.2	33,307.8	40,236.1	33,307.8
Period-end loans, net of unearned income (2)	14,261.4	14,447.7	14,384.3	12,017.2	11,348.7	14,261.4	11,348.7
Period-end available-for-sale securities	14,495.8	13,746.9	13,540.7	13,333.4	11,672.8	14,495.8	11,672.8
Period-end held-to-maturity securities	7,735.9	7,816.8	7,421.0	6,662.0	5,463.9	7,735.9	5,463.9
Period-end non-marketable and other securities (1) (2)	645.5	664.4	1,728.1	1,702.2	1,756.0	645.5	1,756.0
Period-end noninterest-bearing demand deposits (2)	27,734.7	25,796.1	24,583.7	22,461.1	20,235.5	27,734.7	20,235.5
Period-end interest-bearing deposits	7,892.2	8,135.0	9,759.8	8,662.1	8,117.0	7,892.2	8,117.0
Period-end total deposits (2)	35,627.0	33,931.1	34,343.5	31,123.1	28,352.5	35,627.0	28,352.5
Off-balance sheet:
Average client investment funds	$37,869.5	$33,625.1	$31,868.1	$30,988.2	$30,152.6	$35,747.3	$28,643.9
Period-end client investment funds	40,084.5	35,169.8	32,367.7	31,143.9	30,376.0	40,084.5	30,376.0
Total unfunded credit commitments	15,808.2	15,485.5	14,705.8	14,631.6	13,570.0	15,808.2	13,570.0
Earnings ratios:
Return on average assets (annualized) (1) (2) (6)	0.88%	0.94%	0.61%	0.73%	0.64%	0.91%	0.96%
Non-GAAP return on average assets (annualized) (1) (2) (3)	0.88	0.94	0.73	0.73	0.64	0.91	0.96
Return on average SVBFG stockholders’ equity (annualized) (1) (7)	11.40	12.38	8.14	9.30	8.52	11.87	12.72
Non-GAAP return on average SVBFG stockholders’ equity (annualized) (1) (3)	11.40	12.38	9.74	9.30	8.52	11.87	12.72
Asset quality ratios:
Allowance for loan losses as a % of total gross loans	1.34%	1.15%	1.14%	1.07%	1.06%	1.34%	1.06%
Allowance for loan losses for performing loans as a % of total gross performing loans	0.99	0.99	1.04	1.05	1.02	0.99	1.02
Gross charge-offs as a % of average total gross loans (annualized)	0.13	0.16	0.15	0.37	0.23	0.14	0.50
Net charge-offs as a % of average total gross loans (annualized)	0.05	0.11	0.13	0.28	0.17	0.08	0.45
Other ratios:
GAAP operating efficiency ratio (1) (2) (8)	52.45%	52.57%	46.24%	59.77%	77.99%	52.51%	47.04%
Non-GAAP operating efficiency ratio (1) (2) (3)	53.57	54.56	53.19	59.08	64.99	54.06	57.85
SVBFG CET 1 risk-based capital ratio (2) (9)	12.54	11.92	—	—	—	12.54	—
Bank CET 1 risk-based capital ratio (9)	12.87	12.36	—	—	—	12.87	—
SVBFG total risk-based capital ratio (2) (9)	14.15	13.46	13.92	14.97	15.36	14.15	15.36
Bank total risk-based capital ratio (9)	13.93	13.35	12.12	13.06	13.41	13.93	13.41
SVBFG tier 1 leverage ratio (2) (9)	7.95	7.92	7.74	8.22	8.74	7.95	8.74
Bank tier 1 leverage ratio (9)	7.39	7.43	6.64	7.05	7.51	7.39	7.51
Period-end loans, net of unearned income, to deposits ratio (2)	40.03	42.58	41.88	38.61	40.03	40.03	40.03
Average loans, net of unearned income, to average deposits ratio	40.97	41.49	38.98	38.48	40.77	41.22	42.95
Book value per common share (1) (10)	$59.29	$58.16	$55.24	$53.48	$52.69	$59.29	$52.69
Other statistics:
Average full-time equivalent employees	1,959	1,955	1,907	1,850	1,768	1,957	1,751
Period-end full-time equivalent employees	1,964	1,965	1,914	1,881	1,786	1,964	1,786

(1)
Amounts and ratios for periods prior to March 31, 2015 have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects ("ASU 2014-01").

(2)
Amounts and ratios as of and for the three months ended March 31, 2015 have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts and ratios prior to January 1, 2015 have not been revised for the adoption of this guidance. See page 3 for additional information.

(3)
To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use certain non-GAAP measures. A reconciliation of these non-GAAP measures to GAAP is provided at the end of this release under the section “Use of Non-GAAP Financial Measures.”

(4)
Interest income on non-taxable investments is presented on a fully taxable equivalent basis using the federal statutory income tax rate of 35.0 percent. The taxable equivalent adjustments were $0.4 million for each of the quarters ended June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, and June 30, 2014. The taxable equivalent adjustments were $0.8 million and $0.9 million for the six month periods ended June 30, 2015 and 2014, respectively.

(5)	Three and six months ended June 30, 2014 average balances are reflective of the re-designation from available-for-sale to held-to-maturity effective June 1, 2014.

(6)	Ratio represents annualized consolidated net income available to common stockholders divided by quarterly and year-to-date average assets.

(7)	Ratio represents annualized consolidated net income available to common stockholders divided by quarterly and year-to-date average SVBFG stockholders’ equity.

(8)	Ratio is calculated by dividing noninterest expense by total net interest income plus noninterest income.

(9)
Ratios as of June 30, 2015 and March 31, 2015 reflect the adoption of the Basel III Capital Rules in effect beginning January 1, 2015. Ratios for prior periods represent the previous capital rules under Basel I.

(10)	Book value per common share is calculated by dividing total SVBFG stockholders’ equity by total outstanding common shares.

Impact of Adopting New Accounting Guidance

In the second quarter of 2015, we elected to early adopt the new accounting guidance included in ASU 2015-02, which amends the consolidation requirements for certain legal entities. Historically, 21 of our SVB Capital funds have been consolidated into our financial statements. As a result of the new guidance, we meet the ASU 2015-02 criteria to not have to consolidate certain funds and as such we deconsolidated 16 entities associated with our SVB Capital funds management business. The deconsolidation of these entities resulted in the removal of the noncontrolling assets, liabilities and equity interest portion of these funds from our consolidated financial statements. As such, our consolidated financial results reflect SVB Financial Group's ("SVB Financial") ownership and not the entire funds' balances and activities, which is consistent with our historical non-GAAP financial measures presentation of our funds business activities net of noncontrolling interests for consolidated funds. See non-GAAP reconciliations under the section “Use of Non-GAAP Financial Measures” for non-GAAP financial measures reflecting the exclusion of amounts attributable to noncontrolling interests.

We applied the accounting guidance as of the beginning of the fiscal year of adoption, January 1, 2015, and revised our financial statements as of and for the three months ended March 31, 2015. Upon adoption, we deconsolidated 16 entities, which reduced our total assets and total equity (which includes SVBFG stockholders' equity plus Noncontrolling interests) by $1.1 billion and $1.2 billion, respectively, primarily as a result of the reduction of our non-marketable and other securities and noncontrolling interests, respectively. Additionally, income before income tax expense for the three months ended March 31, 2015 decreased by $42.9 million, primarily as a result of a decrease in gains on investment securities, net, offset by a corresponding reduction to net income attributable to noncontrolling interests, with no impact to net income available to common stockholders. SVB Financial continues to consolidate its interest in five SVB Capital funds that did not meet the criteria to be deconsolidated. The noncontrolling interests related to these five funds approximate $138 million and $142 million as of June 30, 2015 and March 31, 2015, respectively. See page 21 for supplemental tables highlighting the impact of adopting ASU 2015-02.

Selected adjustments to previously reported amounts as of and for the three months ended March 31, 2015 are as follows:

Interim Consolidated Balance Sheet Items

	March 31, 2015
(Dollars in thousands)	As previously reported	Adjustment	As revised
Non-marketable and other securities	$1,706,873	$(1,042,485)	$664,388
Total assets	39,695,990	(1,084,155)	38,611,835
Total SVBFG stockholders' equity	2,971,637	55	2,971,692
Noncontrolling interests	1,305,594	(1,163,318)	142,276
Total equity (includes SVBFG stockholders' equity plus Noncontrolling interests)	4,277,231	(1,163,263)	3,113,968

Interim Consolidated Statement of Income Items

	Three months ended March 31, 2015
(Dollars in thousands)	As previously reported	Adjustment	As revised
Gains on investment securities, net	$83,159	$(49,896)	$33,263
Total noninterest income	172,018	(48,494)	123,524
Total noninterest expense	196,108	(5,567)	190,541
Net income attributable to noncontrolling interests	(56,766)	42,892	(13,874)
Net income available to common stockholders	88,516	—	88,516

Net Interest Income and Margin

Net interest income, on a fully taxable equivalent basis, was $244.2 million for the second quarter of 2015, compared to $239.3 million for the first quarter of 2015 and $205.4 million for the second quarter of 2014. The following table provides a summary of changes in interest income and interest expense attributable to both volume and rate from the first quarter of 2015 to the second quarter of 2015. Changes that are not solely due to either volume or rate (principally changes in the number of days from quarter to quarter) are allocated in proportion to the percentage changes in average volume and average rate:

	Q2'15 compared to Q1'15
	Increase (decrease) due to change in
(Dollars in thousands)	Volume	Rate	Total
Interest income:
Short-term investment securities	$393	$(342)	$51
AFS / HTM investment securities	355	2,937	3,292
Loans	4,055	(2,304)	1,751
Increase in interest income, net	4,803	291	5,094
Interest expense:
Deposits	(62)	(699)	(761)
Short-term borrowings	(11)	12	1
Long-term debt	1,308	(284)	1,024
Increase (decrease) in interest expense, net	1,235	(971)	264
Increase in net interest income	$3,568	$1,262	$4,830

The increase in net interest income, on a fully taxable equivalent basis, from the first quarter of 2015 to the second quarter of 2015, was primarily attributable to the following:

•
An increase in interest income from our fixed income securities in our available-for-sale ("AFS") and held-to-maturity ("HTM") portfolios of $3.3 million to $85.8 million for the second quarter of 2015. The increase was primarily reflective of a decrease in premium amortization expense of $3.2 million due to a slowdown in prepayments during the quarter as a result of market rate increases. The overall yield on our fixed income investment securities portfolio increased 2 basis points, driven primarily by the benefit of lower premium amortization expense, partially offset by an increase in the number of days in the second quarter of 2015 (compared to the first quarter of 2015). The remaining unamortized premium balance as of June 30, 2015 and March 31, 2015 was $23.4 million (net of discounts of $82.1 million) and $16.4 million (net of discounts of $85.9 million), respectively.

•
An increase in interest income from loans of $1.8 million to $167.3 million for the second quarter of 2015. The increase was primarily reflective of the increase in average loan balances of $272.6 million as well as an increase in the number of days in the second quarter of 2015 (compared to the first quarter of 2015), offset by a decrease in loan yields. Our overall loan yields decreased by 10 basis points, to 4.68 percent from 4.78 percent, primarily reflective of an 8 basis point decrease in gross loan yields, primarily reflective of the overall low market rate environment and continued competition in the marketplace as well as a shift in the mix of our overall loan portfolio. Our average loan growth during the second quarter of 2015 was primarily driven by our Private Bank loan portfolio, which saw strong growth towards the end of the first quarter of 2015 with continued growth through the second quarter of 2015. Private Bank loans, on average, tend to have lower yields.

Net interest margin, on a fully taxable equivalent basis, was 2.58 percent for the second quarter of 2015, compared to 2.64 percent for the first quarter of 2015 and 2.79 percent for the second quarter of 2014. The decline in our net interest margin, from the first quarter of 2015 to the second quarter of 2015, was primarily reflective of the decrease in gross loan yields as outlined above.

For the second quarter of 2015, 83.6 percent or $12.1 billion, of our average outstanding gross loans were variable-rate loans that adjust at prescribed measurement dates upon a change in prime-lending rates or other variable-rate indices. This compares to 83.0 percent or $11.8 billion, for the first quarter of 2015, and 79.3 percent or $9.0 billion, for the second quarter of 2014.

Investment Securities

Our investment securities portfolio consists of : i) an available-for-sale portfolio and a held-to-maturity portfolio, both of which primarily represent interest-earning fixed income investment securities and are managed to earn an appropriate portfolio yield over the long-term while maintaining sufficient liquidity and credit diversification as well as addressing our asset/liability management objectives; and (ii) a non-marketable and other securities portfolio, which primarily represents investments managed as part of our funds management business. Our total period-end fixed income investment securities portfolio increased by $0.7 billion, or 3.1 percent, to $22.2 billion at June 30, 2015. New investments of $1.5 billion included $1.2 billion in U.S. Treasuries and the remainder were primarily in Government National Mortgage Association ("GNMA") backed securities, as part of our continued focus on limiting our duration risk. The duration of our fixed income investment securities portfolio was 2.8 years at June 30, 2015 compared to 2.7 years at March 31, 2015. Non-marketable and other securities decreased by $18.9 million to $645.5 million ($517.0 million net of noncontrolling interests) at June 30, 2015.

Available-for-Sale Securities

Average AFS securities were $13.8 billion for the second quarter of 2015, compared to $13.6 billion for the first quarter of 2015, an increase of $0.2 billion. Average AFS securities were $13.4 billion for the second quarter of 2014. Period-end AFS securities were $14.5 billion at June 30, 2015, $13.7 billion at March 31, 2015 and $11.7 billion at June 30, 2014. The increase in period-end AFS securities balances from the first quarter of 2015 to the second quarter of 2015 was primarily due to purchases of $1.2 billion in fixed rate U.S. Treasury securities, partially offset by paydowns and maturities of $0.4 billion. An increase in market interest rates at period-end resulted in a decrease in the fair value of our AFS securities portfolio of $45.5 million. The $45.5 million decrease in fair value is reflected as a $27.3 million (net of tax) decrease in accumulated other comprehensive income.

Held-to-Maturity Securities

Average HTM securities were $7.6 billion for each of the first and second quarters of 2015, and $1.8 billion for the second quarter of 2014. Period-end HTM securities were $7.7 billion at June 30, 2015, $7.8 billion at March 31, 2015 and $5.5 billion at June 30, 2014. The decrease in period-end balances from the first quarter of 2015 to the second quarter of 2015 were reflective of paydowns and maturities of $0.4 billion, partially offset by new investments of $0.3 billion, primarily in GNMA agency-issued mortgage securities.

Non-Marketable and Other Securities

Our non-marketable and other securities portfolio primarily represents investments in venture capital and private equity funds, debt funds and private and public portfolio companies.

Non-marketable and other securities decreased by $18.9 million to $645.5 million ($517.0 million net of noncontrolling interests) at June 30, 2015, compared to $664.4 million ($534.5 million net of noncontrolling interests) at March 31, 2015 and $1.8 billion ($490.3 million net of noncontrolling interests) at June 30, 2014. The $18.9 million decrease was primarily due to distributions received from our strategic venture capital fund investments, partially offset by valuation increases in our managed funds of funds. Reconciliations of our non-GAAP non-marketable and other securities, net of noncontrolling interests, are provided under the section “Use of Non-GAAP Financial Measures."

Loans

Average loans (net of unearned income) increased by $0.3 billion to $14.3 billion for the second quarter of 2015, compared to $14.0 billion for the first quarter of 2015 and $11.1 billion for the second quarter of 2014. Period-end loans, (net of unearned income) decreased by $186.3 million to $14.3 billion at June 30, 2015, compared to $14.4 billion at March 31, 2015 and $11.3 billion at June 30, 2014. The increase in average loans was reflective of strong loan growth from our Private Bank loan portfolio towards the end of the first quarter of 2015 with continued growth through the second quarter of 2015. The decrease in period-end loans was primarily driven by the repayment of capital call lines near the end of the second quarter 2015.

Loans (individually or in the aggregate) to any single client, equal to or greater than $20 million decreased by $0.9 billion and totaled $5.2 billion, $6.1 billion and $3.9 billion at June 30, 2015, March 31, 2015 and June 30, 2014, respectively, which represents 36.3 percent, 42.2 percent and 33.8 percent of total gross loans, respectively. Further details are provided under the section “Loan Concentrations."

Credit Quality

The following table provides a summary of our allowance for loan losses:

	Three months ended			Six months ended
(Dollars in thousands, except ratios)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Allowance for loan losses, beginning balance	$167,875	$165,359	$123,542	$165,359	$142,886
Provision for loan losses	26,513	6,452	1,947	32,965	2,441
Gross loan charge-offs	(4,734)	(5,487)	(6,382)	(10,221)	(27,532)
Loan recoveries	2,990	1,551	1,621	4,541	2,933
Allowance for loan losses, ending balance	$192,644	$167,875	$120,728	$192,644	$120,728
Provision for loan losses as a percentage of period-end total gross loans (annualized)	0.74%	0.18%	0.07%	0.46%	0.04%
Gross loan charge-offs as a percentage of average total gross loans (annualized)	0.13	0.16	0.23	0.14	0.50
Net loan charge-offs as a percentage of average total gross loans (annualized)	0.05	0.11	0.17	0.08	0.45
Allowance for loan losses as a percentage of period-end total gross loans	1.34	1.15	1.06	1.34	1.06
Period-end total gross loans	$14,370,930	$14,554,854	$11,437,300	$14,370,930	$11,437,300
Average total gross loans	14,427,039	14,150,758	11,166,021	14,289,662	11,010,328

Our provision for loan losses was $26.5 million for the second quarter of 2015, compared to $6.5 million for the first quarter of 2015. The provision of $26.5 million was primarily driven by an increase of $27.1 million in the reserve for impaired loans and $1.7 million in net charge-offs, offset by a $2.4 million reduction due to the decrease in period-end loan balances. The increase in the reserve for impaired loans was primarily reflective of two newly impaired software and internet loans, resulting in specific reserves of $21.1 million.

Gross loan charge-offs of $4.7 million for the second quarter of 2015 primarily came from an early-stage client loan within our life science and healthcare loan portfolio.

Our allowance for loan losses as a percentage of total gross loans increased to 1.34 percent at June 30, 2015, compared to 1.15 percent at March 31, 2015. The 19 basis point increase in our allowance for loan losses as a percentage of total gross loans is a result of the increase in our reserve for impaired loans due to larger impaired loan balances as noted above. Our allowance for loan losses for total gross performing loans as a percentage of total gross performing loans remained unchanged at 0.99 percent at June 30, 2015.

Our impaired loans totaled $100.8 million at June 30, 2015, compared to $42.4 million at March 31, 2015. Our impaired loan balance increased $58.4 million, primarily as a result of $63.4 million in newly impaired loans, partially offset by $5.0 million in repayments. Newly impaired loans included $47.2 million from two software and internet clients. The allowance for loan losses related to impaired loans was $50.9 million at June 30, 2015, compared to $23.8 million at March 31, 2015.

Client Funds

Our total client funds consist of both on-balance sheet deposits and off-balance sheet client investment funds. Average total client funds were $72.8 billion for the second quarter of 2015, compared to $67.5 billion for the first quarter of 2015 and $57.3 billion for the second quarter of 2014. Period-end total client funds were $75.7 billion at June 30, 2015, compared to $69.0 billion at March 31, 2015 and $58.7 billion at June 30, 2014.

Deposits

Average deposits were $35.0 billion for the second quarter of 2015, compared to $33.9 billion for the first quarter of 2015 and $27.2 billion for the second quarter of 2014. Period-end deposits were $35.6 billion at June 30, 2015, compared to $33.9 billion at March 31, 2015 and $28.4 billion at June 30, 2014. Both average and period-end noninterest-bearing demand deposits increased during the second quarter of 2015, primarily from our venture capital-backed early-stage and private equity/venture capital clients, resulting from strong equity funding rounds and exit activity, respectively, during the quarter. Approximately 27% of our average deposit growth was attributable to new client additions.

Off-Balance Sheet Client Investment Funds

Average off-balance sheet client investment funds were $37.9 billion for the second quarter of 2015, compared to $33.6 billion for the first quarter of 2015 and $30.2 billion for the second quarter of 2014. Period-end client investment funds were $40.1 billion at June 30, 2015, compared to $35.2 billion at March 31, 2015 and $30.4 billion at June 30, 2014. The increase in period-end off-balance sheet client investment funds from the first quarter of 2015 to the second quarter of 2015 was primarily attributable to our clients' utilization of our off-balance sheet products managed by SVB Asset Management, reflective of the capital raising activity of our early-stage and mid-to-late-stage clients, as well as our clients' increased utilization of our sweep money market and repurchase agreement funds.

Noninterest Income

Noninterest income was $126.3 million for the second quarter of 2015, compared to $123.5 million for the first quarter of 2015 and $14.2 million for the second quarter of 2014. Non-GAAP noninterest income, net of noncontrolling interests was $117.7 million for the second quarter of 2015, compared to $109.4 million for the first quarter of 2015 and $49.5 million for the second quarter of 2014. (See reconciliations of non-GAAP measures used under the section "Use of Non-GAAP Financial Measures".)

The increase of $2.8 million ($8.3 million net of noncontrolling interests) in noninterest income from the first quarter of 2015 to the second quarter of 2015 was primarily driven by an increase in net gains on equity warrant assets and higher fee income in our foreign exchange and credit card businesses, partially offset by decreases in net gains on investment securities.

Items impacting the change in noninterest income from the first quarter of 2015 to the second quarter of 2015 were as follows:

•
Gains on investment securities of $25.0 million for the second quarter of 2015, compared to gains of $33.3 million for the first quarter of 2015. Net of noncontrolling interests, non-GAAP net gains on investment securities were $15.9 million for the second quarter of 2015 compared to net gains of $19.1 million for the first quarter of 2015. The non-GAAP net gains, net of noncontrolling interests, of $15.9 million for the second quarter of 2015 were primarily driven by the following:

◦	Gains of $9.5 million from our strategic and other investments, primarily driven by strong distributions from our strategic venture capital fund investments.

◦	Gains of $5.4 million from our managed funds of funds, primarily related to unrealized valuation adjustments.

As of June 30, 2015, we directly or indirectly (through 5 of our consolidated managed investment funds) held investments in 304 venture capital funds, 87 companies and 5 debt funds.

The following tables provide a summary of non-GAAP net gains on investment securities, net of noncontrolling interests for the three months ended June 30, 2015 and March 31, 2015, respectively:

	Three months ended June 30, 2015
(Dollars in thousands)	Managed Funds Of Funds	Managed Direct Venture Funds	Debt Funds	Available- For-Sale Securities	Strategic and Other Investments	Total
Total gains on investment securities, net	$14,281	$869	$183	$141	$9,501	$24,975
Less: income attributable to noncontrolling interests, including carried interest	8,913	123	—	—	—	9,036
Non-GAAP net gains on investment securities, net of noncontrolling interests	$5,368	$746	$183	$141	$9,501	$15,939

	Three months ended March 31, 2015 (Revised) (1)
(Dollars in thousands)	Managed Funds Of Funds	Managed Direct Venture Funds	Debt Funds	Available- For-Sale Securities	Strategic and Other Investments	Total
Total gains on investment securities, net	$10,659	$11,669	$916	$2,596	$7,423	$33,263
Less: income attributable to noncontrolling interests, including carried interest	7,139	7,032	—	—	—	14,171
Non-GAAP net gains on investment securities, net of noncontrolling interests	$3,520	$4,637	$916	$2,596	$7,423	$19,092

(1)
Amounts for the three months ended March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts prior to January 1, 2015 have not been revised for the adoption of this guidance. See page 3 for additional information.

•
Net gains on derivative instruments were $16.3 million for the second quarter of 2015, compared to $39.7 million for the first quarter of 2015. The following table provides a summary of our net gains on derivative instruments:

	Three months ended			Six months ended
(Dollars in thousands)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net gains on equity warrant assets	$23,616	$20,278	$12,329	$43,894	$37,702
(Losses) gains on foreign exchange forward contracts, net:
Gains (losses) on client foreign exchange forward contracts, net	787	(507)	170	280	472
(Losses) gains on internal foreign exchange forward contracts, net (1)	(8,174)	20,018	538	11,844	(491)
Total (losses) gains on foreign exchange forward contracts, net	(7,387)	19,511	708	12,124	(19)
Net gains (losses) on other derivatives (2)	88	(60)	(262)	28	(741)
Total gains on derivative instruments, net	$16,317	$39,729	$12,775	$56,046	$36,942

(1)
Represents the change in fair value of foreign exchange forward contracts used to economically reduce our foreign exchange exposure related to certain foreign currency denominated instruments. The change in fair value of our foreign exchange forward contracts is offset by the revaluation of foreign currency denominated instruments which are included in the line item "Other" within noninterest income.

(2)	Primarily represents the change in fair value of our client interest rate derivatives and our interest rate swaps.

◦	Net gains of $16.3 million on derivative instruments for the second quarter of 2015 were primarily attributable to the following:

•Net gains on equity warrant assets of $23.6 million resulted from the following:

◦
Net gains of $14.6 million from the exercise of equity warrant assets, compared to net gains of $4.0 million for the first quarter of 2015. The net gains were primarily reflective of $13.9 million in realized gains from one company in our public company warrant portfolio.

◦
Net gains of $9.1 million from changes in warrant valuations in the second quarter of 2015 compared to net gains of $16.5 million for the first quarter of 2015. The warrant valuation gains were primarily from our private company warrant portfolio.

At June 30, 2015, we held warrants in 1,587 companies with a total value of $122.5 million. Of the 1,587 companies, 25 companies made up approximately 36 percent of the fair value of the portfolio at June 30, 2015. The gains from our equity warrants that are from changes in warrant valuations are currently unrealized, and the extent such gains (or losses) will become realized is subject to a variety of factors, including among other things, performance of the underlying portfolio companies, investor demand for IPOs, fluctuations in the underlying valuation of these companies, levels of M&A activity, and legal and contractual restrictions on our ability to sell the underlying securities.

•
Net losses of $8.2 million on internal foreign exchange forward contracts used to economically reduce our foreign exchange exposure to foreign currency denominated instruments for the second quarter of 2015, compared to net gains of $20.0 million for the first quarter of 2015. The net losses of $8.2 million were offset by net gains of $8.3 million from the revaluation of foreign currency denominated instruments that are included in the line item "Other" within noninterest income.

•
Net gains of $0.8 million on client foreign exchange forward contracts, compared to net losses of $0.5 million for the first quarter of 2015. The $1.3 million increase from net losses to net gains was primarily reflective of the depreciation of the U.S. dollar during the second quarter of 2015. The net gains of $0.8 million were offset by net losses of $0.8 million from the revaluation of foreign currency denominated cash that are included in the line item "Other" within noninterest income.

Non-GAAP core fee income (foreign exchange fees, credit card fees, deposit service charges, lending related fees, letters of credit fees and client investment fees) increased $7.9 million to $66.1 million for the second quarter of 2015, compared to $58.2 million for the first quarter of 2015 and $50.0 million for the second quarter of 2014. Reconciliations of our non-GAAP noninterest income, non-GAAP core fee income and non-GAAP net gains on investment securities discussed in this section are provided under the section “Use of Non-GAAP Financial Measures.”
The following table provides a summary of our non-GAAP core fee income:

	Three months ended			Six months ended
(Dollars in thousands)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Non-GAAP core fee income:
Foreign exchange fees	$22,364	$17,678	$17,928	$40,042	$35,124
Credit card fees	14,215	12,090	10,249	26,305	20,531
Deposit service charges	11,301	10,736	9,611	22,037	19,218
Lending related fees	8,163	8,022	5,876	16,185	12,179
Letters of credit and standby letters of credit fees	4,772	5,202	2,810	9,974	6,950
Client investment fees	5,264	4,482	3,519	9,746	6,937
Total Non-GAAP core fee income	$66,079	$58,210	$49,993	$124,289	$100,939

The increase in non-GAAP core fee income from the first quarter of 2015 to the second quarter of 2015 was primarily attributable to the following:

◦	An increase of $4.7 million in foreign exchange fees as a result of continued strong growth in transaction volumes.

◦	An increase of $2.1 million in credit card fees primarily reflective of an increase in credit card interchange fee income as a result of increased transaction volumes.

◦	An increase of $0.8 million in client investment fees driven by increased client utilization of our off-balance sheet products.

Noninterest Expense

Noninterest expense was $194.1 million for the second quarter of 2015, compared to $190.5 million for the first quarter of 2015 and $170.9 million for the second quarter of 2014. The increase of $3.6 million in noninterest expense was primarily driven by a $9.1 million increase in compensation and benefits, partially offset by a $5.3 million decrease in the provision for unfunded credit commitments, reflective of a reduction of the reserve for unfunded credit commitments for the second quarter of 2015. The reduction in the reserve is reflective of a change in the composition of our unfunded credit commitment portfolio, which resulted in a decrease in the reserve rate.

The following table provides a summary of our compensation and benefits expense:

	Three months ended			Six months ended
(Dollars in thousands, except employees)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Compensation and benefits:
Salaries and wages	$51,648	$51,425	$45,157	$103,073	$89,510
Incentive compensation plan	37,234	26,376	25,561	63,610	50,336
ESOP	2,635	2,167	2,185	4,802	3,858
Other employee benefits (1)	33,398	35,802	26,917	69,200	58,623
Total compensation and benefits	$124,915	$115,770	$99,820	$240,685	$202,327
Period-end full-time equivalent employees	1,964	1,965	1,786	1,964	1,786
Average full-time equivalent employees	1,959	1,955	1,768	1,957	1,751

(1)
Other employee benefits expense includes employer payroll taxes, group health and life insurance, share-based compensation, 401(k), warrant and retention plans, agency fees and other employee-related expenses.

The $9.1 million increase in total compensation and benefits expense primarily consists of the following:

•	An increase of $10.9 million in expense relating to incentive compensation plans, which reflects our current expectation that we will exceed our internal performance targets for 2015.

•
A decrease of $2.4 million in total other employee benefits primarily attributable to a decrease of $4.3 million in 401(k) employer matching contributions and the associated payroll taxes, made in the first quarter of 2015, offset by increases in other employee related benefits.

Non-GAAP noninterest expense, net of noncontrolling interests was $193.9 million for the second quarter of 2015, compared to $190.2 million for the first quarter of 2015 and $165.7 million for the second quarter of 2014. Reconciliations of our non-GAAP noninterest expense, net of noncontrolling interests, are provided under the section “Use of Non-GAAP Financial Measures.”

Income Tax Expense

Our effective tax rate was 39.0 percent for the second quarter of 2015, compared to 41.6 percent for the first quarter of 2015 and 41.4 percent for the second quarter of 2014.

The decrease in our effective tax rate for the second quarter of 2015 was primarily due to a decrease in the unremitted earnings tax liability of SVB India Finance Private Limited ("SVBIF") upon the completion of its sale during the quarter, in addition to recognition of tax benefits from net operating loss carryforwards related to a previously disposed business line.

For periods prior to January 1, 2015, pursuant to the adoption of ASU 2014-01, (i) amortization expense related to our low income housing tax credits was reclassified from Other noninterest expense to Income tax expense, (ii) additional amortization, net of the associated tax benefits, was recognized in Income tax expense as a result of our adoption of the proportional amortization method and (iii) net deferred tax assets, related to our low income housing tax investments, were written-off. The cumulative effect on retained earnings upon adoption of this guidance on January 1, 2015 was a reduction of $4.7 million. The adoption of this guidance did not have a material impact on net income or earnings per share for the three and six months ended June 30, 2014.

Our effective tax rate is calculated by dividing income tax expense by the sum of income before income tax expense and net income attributable to noncontrolling interests.

Noncontrolling Interests

Included in net income is income and expense related to noncontrolling interests. The relevant amounts allocated to investors in our consolidated subsidiaries, other than us, are reflected under “Net (Income) Loss Attributable to Noncontrolling Interests” in our statements of income. The following table provides a summary of net income attributable to noncontrolling interests:

	Three months ended			Six months ended
(Dollars in thousands)	June 30, 2015	March 31, 2015 (Revised) (3)	June 30, 2014	June 30, 2015	June 30, 2014
Net interest (income) loss (1)	$(2)	$(2)	$5	$(4)	$(3)
Noninterest (income) loss (1)	(7,382)	(14,053)	43,961	(21,435)	(158,177)
Noninterest expense (1)	242	292	5,267	534	8,588
Carried interest (loss) income (2)	(1,174)	(111)	(8,636)	(1,285)	6,784
Net (income) loss attributable to noncontrolling interests	$(8,316)	$(13,874)	$40,597	$(22,190)	$(142,808)

(1)	Represents noncontrolling interests’ share in net interest income, noninterest income and noninterest expense.

(2)	Represents the preferred allocation of income (or change in income) earned by us as the general partner of certain consolidated funds.

(3)
Amounts for the three months ended March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts prior to January 1, 2015 have not been revised for the adoption of this guidance. See page 3 for additional information.

Net income attributable to noncontrolling interests was $8.3 million for the second quarter of 2015, compared to $13.9 million for the first quarter of 2015 and a net loss of $40.6 million for the second quarter of 2014. Net income attributable to noncontrolling interests of $8.3 million for the second quarter of 2015 was primarily a result of the following:

•
Net gains on investment securities (including carried interest) attributable to noncontrolling interests of $9.0 million, primarily from gains of $8.9 million from our managed funds of funds mainly due to valuation increases, and

•	Noninterest expense of $0.2 million, primarily related to management fees paid by the noncontrolling interests of the consolidated SVB Capital funds to our subsidiaries that serve as the GP.
SVBFG Stockholders’ Equity

Total SVBFG stockholders’ equity increased by $79.4 million to $3.1 billion at June 30, 2015, primarily due to net income of $86.1 million and an increase in additional paid-in capital of $22.1 million attributable to amortization of share-based compensation and stock option exercises during the quarter. The increases were partially offset by a decrease in our accumulated other comprehensive income from $92.7 million to $63.9 million at June 30, 2015, which was primarily driven by a $45.5 million decrease in the fair value of our available-for-sale securities portfolio ($27.3 million, net of tax), reflective of an increase in period-end market interest rates compared to the prior quarter end.

Capital Ratios

SVB Financial’s capital ratios (CET 1, tier 1 and total risk-based capital and tier 1 leverage) increased as of June 30, 2015, compared to the same ratios as of March 31, 2015. The increases reflect quarterly earnings, which increased our capital, and a decrease in period end loans, which reduced our risk-weighted assets. Silicon Valley Bank’s (the “Bank”) risk-based capital ratios increased as a result of quarterly earnings and a decrease in period-end loans. The decrease in the Bank’s tier 1 leverage ratio was due to an increase in quarterly average assets, which was partially offset by quarterly earnings.

All of our reported capital ratios remain above the levels considered to be “well capitalized” under applicable banking regulations. See the "SVB Financial and Bank Capital Ratios" section, at the end of this release, for all capital ratios.

Capital ratios as of March 31, 2015 have been revised to reflect the adoption of ASU 2015-02. See page 22 for the impact of the adoption of this guidance on previously reported March 31, 2015 capital ratios.

Outlook for the Year Ending December 31, 2015

Our outlook for the year ending December 31, 2015 is provided below on a GAAP basis, unless otherwise noted. We have provided our current outlook for the expected full year results of our significant forecasted activities. Except for the items noted below, we do not provide our outlook for certain items (such as gains (losses) from warrants and investment securities) where the timing or financial impact are uncertain and/or subject to market or other conditions beyond our control (such as the level of IPO, M&A or general financing activity), or for potential unusual or non-recurring items. The outlook and the underlying assumptions presented below are, by their nature, forward-looking statements and are subject to substantial risks and uncertainties, which are discussed below under the section “Forward-Looking Statements.”

For the year ending December 31, 2015, compared to our 2014 results, we currently expect the following outlook:

	Current full year 2015 outlook compared to 2014 results (as of July 23, 2015)	Change in outlook compared to outlook reported as of April 23, 2015
Average loan balances	Increase at a percentage rate in the mid-twenties	No change from previous outlook
Average deposit balances	Increase at a percentage rate in the high twenties	Outlook decreased from a percentage rate in the low thirties
Net interest income (1)	Increase at a percentage rate in the high teens	No change from previous outlook
Net interest margin (1)	Between 2.40% and 2.60%	No change from previous outlook
Allowance for loan losses for total gross performing loans as a percentage of total gross performing loans	Comparable to 2014 levels	No change from previous outlook
Net loan charge-offs	Between 0.30% and 0.50% of average total gross loans	No change from previous outlook
Nonperforming loans as a percentage of total gross loans	Between 0.60% and 1.00% of total gross loans	Outlook increased from comparable to 2014 levels
Core fee income (foreign exchange fees, deposit service charges, credit card fees, lending related fees, client investment fees and letters of credit fees) (2)	Increase at a percentage rate in the low twenties	Outlook increased from a percentage rate in the mid-teens
Noninterest expense (excluding expenses related to noncontrolling interests) (2) (3)	Increase at a percentage rate in the low double digits	Outlook increased from a percentage rate in the high single digits

(1)
Our outlook for net interest income and net interest margin is primarily based on management's current forecast of average deposit and loan balances and deployment of surplus cash into investment securities. Such forecasts are subject to change, and actual results may differ, based on market conditions, actual prepayment rates and other factors described under the section "Forward-Looking Statements" below.

(2)	These are non-GAAP measures. See "Use of Non-GAAP Financial Measures" at the end of this release for further information regarding the calculation and limitations of these measures.

(3)
Our outlook for noninterest expense is partly based on management's current forecast of performance-based incentive compensation expenses. Such forecasts are subject to change, and actual results may differ, based on our performance relative to our internal performance targets.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements are statements that are not historical facts, such as forecasts of our future financial results and condition, expectations for our operations and business, and our underlying assumptions of such forecasts and expectations. In addition, forward-looking statements generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. In this release, including in the section “Outlook for the Year Ending December 31, 2015” above, we make forward-looking statements discussing management’s expectations about, among other things, economic conditions; opportunities in the market; the outlook on our clients' performance; our financial, credit, and business performance, including potential investment gains; loan growth, loan mix and loan yields; expense levels; and financial results (and the components of such results) for certain quarters in, and for the full year 2015.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside our control. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others: (i) deterioration, weaker than expected improvement, or other changes in the state of the economy or the markets in which we conduct business or are served by us (including the levels of IPOs and M&A activities); (ii) changes in the volume and credit quality of our loans; (iii)  the impact of changes in interest rates or market levels or factors affecting or affected by them, especially on our loan and investment portfolios; (iv) changes in our deposit levels; (v) changes in the performance or equity valuations of funds or companies in which we have invested or hold derivative instruments or equity warrant assets; (vi) variations from our expectations as to factors impacting our cost structure; (vii) changes in our assessment of the creditworthiness or liquidity of our clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity; (viii) accounting changes, as required by GAAP; and (ix) regulatory or legal changes or their impact on us, including the impact of the Volcker Rule. For additional information about these and other factors, please refer to our public reports filed with the U.S. Securities and Exchange Commission, including under the caption "Risk Factors" in our most recent Annual Report filed on Form 10-K. The forward-looking statements included in this release are made only as of the date of this release. We do not intend, and undertake no obligation, to update these forward-looking statements.

Earnings Conference Call

On July 23, 2015, we will host a conference call at 3:00 p.m. (Pacific Time) to discuss the financial results for the quarter ended June 30, 2015. The conference call can be accessed by dialing (888) 424-8151 or (847) 585-4422, and entering the passcode “5883913.” A live webcast of the audio portion of the call can be accessed on the Investor Relations section of our website at www.svb.com. A replay of the conference call will be available beginning at approximately 5:30 p.m. (Pacific Time) on Thursday, July 23, 2015, through 11:59 p.m. (Pacific Time) on August 22, 2015, and may be accessed by dialing (888) 843-7419 or (630) 652-3042 and entering the passcode “5883913.” A replay of the audio webcast will also be available on www.svb.com for 12 months beginning Thursday, July 23, 2015.

About SVB Financial Group

For more than 30 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group serves companies in technology-related, life science & healthcare, private equity/venture capital, and premium wine industries. Along with commercial banking products and services provided by Silicon Valley Bank, the company offers investment advisory, asset management, private wealth management and brokerage services. We also offer non-banking products and services, such as funds management, private equity/venture capital investment and business valuation services, through our other subsidiaries and divisions. Headquartered in Santa Clara, Calif., SVB Financial Group operates in centers of innovation in the U.S. and around the world. Learn more at svb.com.

Banking services are provided by Silicon Valley Bank, Member FDIC. SVB Financial Group and Silicon Valley Bank are members of the Federal Reserve System.

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended			Six months ended
(Dollars in thousands, except share data)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Interest income:
Loans (1)	$167,252	$165,501	$147,680	$332,753	$295,852
Investment securities:
Taxable	84,613	81,274	63,424	165,887	117,844
Non-taxable	741	772	794	1,513	1,590
Federal funds sold, securities purchased under agreements to resell and other short-term investment securities (1)	1,320	1,269	1,943	2,589	3,579
Total interest income	253,926	248,816	213,841	502,742	418,865
Interest expense:
Deposits	1,182	1,943	3,068	3,125	5,972
Borrowings (1)	8,973	7,948	5,808	16,921	11,600
Total interest expense	10,155	9,891	8,876	20,046	17,572
Net interest income	243,771	238,925	204,965	482,696	401,293
Provision for loan losses	26,513	6,452	1,947	32,965	2,441
Net interest income after provision for loan losses	217,258	232,473	203,018	449,731	398,852
Noninterest income:
Gains (losses) on investment securities, net (1)	24,975	33,263	(57,320)	58,238	166,592
Foreign exchange fees	22,364	17,678	17,928	40,042	35,124
Gains on derivative instruments, net	16,317	39,729	12,775	56,046	36,942
Credit card fees	14,215	12,090	10,249	26,305	20,531
Deposit service charges	11,301	10,736	9,611	22,037	19,218
Lending related fees	8,163	8,022	5,876	16,185	12,179
Client investment fees	5,264	4,482	3,519	9,746	6,937
Letters of credit and standby letters of credit fees	4,772	5,202	2,810	9,974	6,950
Other (1)	18,916	(7,678)	8,762	11,238	19,962
Total noninterest income	126,287	123,524	14,210	249,811	324,435
Noninterest expense:
Compensation and benefits	124,915	115,770	99,820	240,685	202,327
Professional services (1)	18,950	18,747	21,113	37,697	42,302
Premises and equipment	11,787	12,657	12,053	24,444	23,635
Business development and travel	9,764	11,112	9,249	20,876	19,443
Net occupancy	8,149	7,313	7,680	15,462	15,000
FDIC and state assessments	5,962	5,789	4,945	11,751	9,073
Correspondent bank fees (1)	3,337	3,368	3,274	6,705	6,477
(Reduction of) provision for unfunded credit commitments	(3,061)	2,263	2,185	(798)	3,308
Other (1) (2)	14,309	13,522	10,625	27,831	19,787
Total noninterest expense	194,112	190,541	170,944	384,653	341,352
Income before income tax expense	149,433	165,456	46,284	314,889	381,935
Income tax expense (2)	54,974	63,066	35,928	118,040	97,224
Net income before noncontrolling interests	94,459	102,390	10,356	196,849	284,711
Net (income) loss attributable to noncontrolling interests (1)	(8,316)	(13,874)	40,597	(22,190)	(142,808)
Net income available to common stockholders	$86,143	$88,516	$50,953	$174,659	$141,903
Earnings per common share—basic (2)	$1.68	$1.74	$1.06	$3.42	$3.02
Earnings per common share—diluted (2)	1.66	1.71	1.04	3.37	2.96
Weighted average common shares outstanding—basic	51,268,197	51,008,680	48,168,275	51,139,154	47,024,645
Weighted average common shares outstanding—diluted	51,875,715	51,719,086	49,044,949	51,788,344	47,987,024

(1)
Amounts for the three months ended March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts prior to January 1, 2015 have not been revised for the adoption of this guidance. See page 3 for additional information.

(2)
Amounts for periods prior to March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects (ASU 2014-01).

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in thousands, except par value and share data)	June 30, 2015	March 31, 2015	June 30, 2014
Assets:
Cash and cash equivalents (1)	$2,625,550	$1,254,530	$2,649,831
Available-for-sale securities, at fair value (cost $14,414,219, $13,619,702, and $11,613,679, respectively)	14,495,759	13,746,923	11,672,790
Held-to-maturity securities, at cost (fair value $7,730,811, $7,869,653 and $5,454,996, respectively)	7,735,891	7,816,797	5,463,920
Non-marketable and other securities (1) (2)	645,506	664,388	1,755,990
Investment securities	22,877,156	22,228,108	18,892,700
Loans, net of unearned income (1)	14,261,430	14,447,683	11,348,711
Allowance for loan losses	(192,644)	(167,875)	(120,728)
Net loans	14,068,786	14,279,808	11,227,983
Premises and equipment, net of accumulated depreciation and amortization	88,284	82,724	71,465
Accrued interest receivable and other assets (1)	576,342	766,665	465,792
Total assets	$40,236,118	$38,611,835	$33,307,771
Liabilities and total equity:
Liabilities:
Noninterest-bearing demand deposits (1)	$27,734,720	$25,796,125	$20,235,549
Interest-bearing deposits	7,892,245	8,134,989	8,116,998
Total deposits	35,626,965	33,931,114	28,352,547
Short-term borrowings	2,537	77,766	4,910
Other liabilities (1) (2)	614,690	686,070	562,658
Long-term debt	802,454	802,917	454,462
Total liabilities	37,046,646	35,497,867	29,374,577
SVBFG stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 51,461,496 shares, 51,095,341 shares and 50,695,206 shares outstanding, respectively	51	51	51
Additional paid-in capital (1)	1,162,508	1,140,458	1,092,582
Retained earnings (2)	1,824,626	1,738,483	1,528,000
Accumulated other comprehensive income (1)	63,917	92,700	50,276
Total SVBFG stockholders’ equity	3,051,102	2,971,692	2,670,909
Noncontrolling interests (1)	138,370	142,276	1,262,285
Total equity	3,189,472	3,113,968	3,933,194
Total liabilities and total equity	$40,236,118	$38,611,835	$33,307,771

(1)
Amounts as of March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts prior to January 1, 2015 have not been revised for the adoption of this guidance. See page 3 for additional information.

(2)
Amounts for periods prior to March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects (ASU 2014-01).

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM AVERAGE BALANCES, RATES AND YIELDS
(Unaudited)

	Three months ended
	June 30, 2015			March 31, 2015			June 30, 2014
(Dollars in thousands, except yield/rate and ratios)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Federal reserve deposits, federal funds sold, securities purchased under agreements to resell and other short-term investment securities (1)	$2,128,460	$1,320	0.25%	$1,499,891	$1,269	0.34%	$3,210,218	$1,943	0.24%
Investment securities: (2)
Available-for-sale securities:
Taxable	13,797,718	46,698	1.36	13,571,213	44,009	1.32	13,342,544	53,915	1.62
Non-taxable (3)	—	—	—	—	—	—	54,721	815	5.97
Held-to-maturity securities:
Taxable	7,558,646	37,915	2.01	7,486,164	37,265	2.02	1,765,204	9,509	2.16
Non-taxable (3)	81,144	1,141	5.64	83,591	1,188	5.76	28,494	406	5.72
Total loans, net of unearned income (4) (5)	14,320,875	167,252	4.68	14,048,285	165,501	4.78	11,080,602	147,680	5.35
Total interest-earning assets	37,886,843	254,326	2.69	36,689,144	249,232	2.75	29,481,783	214,268	2.91
Cash and due from banks	316,577			239,905			60,373
Allowance for loan losses	(180,130)			(171,222)			(128,465)
Other assets (6)	1,424,733			1,467,813			2,331,939
Total assets	$39,448,023			$38,225,640			$31,745,630
Funding sources:
Interest-bearing liabilities:
NOW deposits	$230,891	$48	0.08%	$228,532	$124	0.22%	$159,316	$155	0.39%
Money market deposits	6,034,187	909	0.06	5,956,920	1,532	0.10	5,338,785	2,561	0.19
Money market deposits in foreign offices	188,399	18	0.04	207,502	20	0.04	201,821	38	0.08
Time deposits	93,387	38	0.16	111,017	60	0.22	150,731	92	0.24
Sweep deposits in foreign offices	1,685,870	169	0.04	2,184,821	207	0.04	1,853,930	222	0.05
Total interest-bearing deposits	8,232,734	1,182	0.06	8,688,792	1,943	0.09	7,704,583	3,068	0.16
Short-term borrowings	26,345	13	0.20	43,618	12	0.11	4,554	—	—
3.50% Senior Notes	349,712	3,137	3.60	240,909	2,126	3.58	—	—	—
5.375% Senior Notes	348,515	4,837	5.57	348,456	4,835	5.63	348,284	4,830	5.56
Junior Subordinated Debentures	54,787	833	6.10	54,830	832	6.15	54,962	848	6.19
6.05% Subordinated Notes	49,757	153	1.23	50,133	143	1.16	51,470	130	1.01
Total interest-bearing liabilities	9,061,850	10,155	0.45	9,426,738	9,891	0.43	8,163,853	8,876	0.44
Portion of noninterest-bearing funding sources	28,824,993			27,262,406			21,317,930
Total funding sources	37,886,843	10,155	0.11	36,689,144	9,891	0.11	29,481,783	8,876	0.12
Noninterest-bearing funding sources:
Demand deposits	26,723,333			25,173,444			19,472,542
Other liabilities	490,847			571,736			398,492
SVBFG stockholders’ equity	3,031,699			2,900,330			2,397,386
Noncontrolling interests	140,294			153,392			1,313,357
Portion used to fund interest-earning assets	(28,824,993)			(27,262,406)			(21,317,930)
Total liabilities and total equity	$39,448,023			$38,225,640			$31,745,630
Net interest income and margin		$244,171	2.58%		$239,341	2.64%		$205,392	2.79%
Total deposits	$34,956,067			$33,862,236			$27,177,125
Average SVBFG stockholders’ equity as a percentage of average assets			7.69%			7.59%			7.55%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(400)			(416)			(427)
Net interest income, as reported		$243,771			$238,925			$204,965

(1)
Includes average interest-earning deposits in other financial institutions of $445 million, $509 million and $342 million; and $1.6 billion, $0.9 billion and $2.5 billion deposited at the Federal Reserve Bank, earning interest at the Fed Funds target rate, for the quarters ended June 30, 2015, March 31, 2015 and June 30, 2014, respectively.

(2)	Yields on interest-earning investment securities do not give effect to changes in fair value that are reflected in other comprehensive income.

(3)	Interest income on non-taxable investment securities is presented on a fully taxable equivalent basis using the federal statutory tax rate of 35.0 percent for all periods presented.

(4)	Nonaccrual loans are reflected in the average balances of loans.

(5)	Interest income includes loan fees of $23.7 million, $23.0 million and $21.3 million for the quarters ended June 30, 2015, March 31, 2015 and June 30, 2014, respectively.

(6)
Average investment securities of $0.8 billion, $0.8 billion and $1.8 billion for the quarters ended June 30, 2015, March 31, 2015 and June 30, 2014, respectively, were classified as other assets as they are noninterest-earning assets. These investments primarily consist of non-marketable and other securities.

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM AVERAGE BALANCES, RATES AND YIELDS
(Unaudited)

	Six months ended
	June 30, 2015			June 30, 2014
(Dollars in thousands, except yield/rate and ratios)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Federal funds sold, securities purchased under agreements to resell and other short-term investment securities (1)	$1,815,912	$2,589	0.29%	$2,848,215	$3,579	0.25%
Investment securities: (2)
Available-for-sale securities:
Taxable	13,685,091	90,707	1.34	12,758,090	108,335	1.71
Non-taxable (3)	—	—	—	68,177	2,040	6.03
Held-to-maturity securities:
Taxable	7,522,605	75,180	2.02	887,478	9,509	2.16
Non-taxable (3)	82,361	2,329	5.70	14,326	406	5.71
Total loans, net of unearned income (4) (5)	14,185,333	332,753	4.73	10,925,007	295,852	5.46
Total interest-earning assets	37,291,302	503,558	2.72	27,501,293	419,721	3.08
Cash and due from banks	278,453			161,862
Allowance for loan losses	(175,700)			(134,734)
Other assets (6)	1,446,153			2,239,200
Total assets	$38,840,208			$29,767,621
Funding sources:
Interest-bearing liabilities:
NOW deposits	$229,718	$172	0.15%	$155,050	$291	0.38%
Money market deposits	5,995,766	2,441	0.08	4,962,911	4,973	0.20
Money market deposits in foreign offices	197,898	38	0.04	196,796	84	0.09
Time deposits	102,154	98	0.19	159,343	192	0.24
Sweep deposits in foreign offices	1,933,967	376	0.04	1,778,665	432	0.05
Total interest-bearing deposits	8,459,503	3,125	0.07	7,252,765	5,972	0.17
Short-term borrowings	34,934	25	0.14	4,768	—	—
3.50% Senior Notes	295,611	5,263	4.62	—	—	—
5.375% Senior Notes	348,486	9,672	5.60	348,256	9,658	5.59
Junior Subordinated Debentures	54,808	1,665	6.13	54,984	1,687	6.19
6.05% Subordinated Notes	49,944	296	1.20	51,717	255	0.99
Total interest-bearing liabilities	9,243,286	20,046	0.44	7,712,490	17,572	0.46
Portion of noninterest-bearing funding sources	28,048,016			19,788,803
Total funding sources	37,291,302	20,046	0.11	27,501,293	17,572	0.13
Noninterest-bearing funding sources:
Demand deposits	25,952,670			18,183,692
Other liabilities	531,067			397,354
SVBFG stockholders’ equity	2,966,378			2,249,425
Noncontrolling interests	146,807			1,224,660
Portion used to fund interest-earning assets	(28,048,016)			(19,788,803)
Total liabilities and total equity	$38,840,208			$29,767,621
Net interest income and margin		$483,512	2.61%		$402,149	2.95%
Total deposits	$34,412,173			$25,436,457
Average SVBFG stockholders’ equity as a percentage of average assets			7.64%			7.56%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(816)			(856)
Net interest income, as reported		$482,696			$401,293

(1)
Includes average interest-earning deposits in other financial institutions of $477 million and $330 million for the six months ended June 30, 2015 and 2014, respectively. For the six months ended June 30, 2015 and 2014, balance also includes $1.3 billion and $2.3 billion, respectively, deposited at the Federal Reserve Bank, earning interest at the Federal Funds target rate.

(2)	Yields on interest-earning investment securities do not give effect to changes in fair value that are reflected in other comprehensive income.

(3)	Interest income on non-taxable investment securities is presented on a fully taxable equivalent basis using the federal statutory tax rate of 35.0 percent for all periods presented.

(4)	Nonaccrual loans are reflected in the average balances of loans.

(5)	Interest income includes loan fees of $46.7 million and $45.6 million for the six months ended June 30, 2015 and 2014, respectively.

(6)
Average investment securities of $1.2 billion and $1.7 billion for the six months ended June 30, 2015 and 2014, respectively, were classified as other assets as they are noninterest-earning assets. These investments primarily consisted of non-marketable and other securities.

Gains on Equity Warrant Assets

	Three months ended			Six months ended
(Dollars in thousands)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Equity warrant assets (1):
Gains on exercises, net	$14,584	$4,043	$3,553	$24,190	$21,955
Cancellations and expirations	(114)	(292)	(429)	(406)	(516)
Changes in fair value, net	9,146	16,527	9,205	20,110	16,263
Total net gains on equity warrant assets (2)	$23,616	$20,278	$12,329	$43,894	$37,702

(1)
At June 30, 2015, we held warrants in 1,587 companies, compared to 1,525 companies at March 31, 2015 and 1,383 companies at June 30, 2014. The total value of our warrant portfolio was $123 million at June 30, 2015 compared to $124 million at March 31, 2015, and $89 million at June 30, 2014. Of the 1,587 companies, 25 companies made up approximately 36 percent of the fair value of the portfolio at June 30, 2015.

(2)	Net gains on equity warrant assets are included in the line item “Gains on derivative instruments, net” as part of noninterest income.

Reconciliation of Basic and Diluted Weighted Average Common Shares Outstanding

	Three months ended			Six months ended
(Shares in thousands)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Weighted average common shares outstanding—basic	51,268	51,009	48,168	51,139	47,025
Effect of dilutive securities:
Stock options and employee stock purchase plan	410	445	569	420	601
Restricted stock units	198	265	308	229	361
Total effect of dilutive securities	608	710	877	649	962
Weighted average common shares outstanding—diluted	51,876	51,719	49,045	51,788	47,987
SVB Financial and Bank Capital Ratios

	June 30, 2015	March 31, 2015	June 30, 2014
SVB Financial Group:
CET 1 risk-based capital ratio (1) (2)	12.54%	11.92%	—%
Tier 1 risk-based capital ratio (2) (3)	13.15	12.53	14.42
Total risk-based capital ratio (2) (3)	14.15	13.46	15.36
Tier 1 leverage ratio (2) (3)	7.95	7.92	8.74
Tangible common equity to tangible assets ratio (2) (4)	7.58	7.70	8.02
Tangible common equity to risk-weighted assets ratio (2) (4)	12.81	12.30	14.49
Silicon Valley Bank:
CET 1 risk-based capital ratio (1)	12.87%	12.36%	—%
Tier 1 risk-based capital ratio (3)	12.87	12.36	12.45
Total risk-based capital ratio (3)	13.93	13.35	13.41
Tier 1 leverage ratio (3)	7.39	7.43	7.51
Tangible common equity to tangible assets ratio (4)	7.40	7.60	7.21
Tangible common equity to risk-weighted assets ratio (4)	13.16	12.77	12.62

(1)
As of March 31, 2015, Common Equity Tier 1 ("CET 1") is a new ratio requirement under the Basel III Capital Rules and represents, common stock, plus related surplus and retained earnings, plus limited amounts of majority interest in the form of common stock, less certain regulatory deductions, divided by total risk-weighted assets.

(2)
Ratios as of March 31, 2015 have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Ratios prior to January 1, 2015 have not been revised for the adoption of this guidance. See page 3 for additional information.

(3)
Ratios as of June 30, 2015 and March 31, 2015 reflect the adoption of the Basel III Capital Rules in effect beginning January 1, 2015. Ratios for prior periods represent the previous capital rules under Basel I.

(4)	These are non-GAAP measures. A reconciliation of non-GAAP measures to GAAP is provided at the end of this release under the section “Use of Non-GAAP Financial Measures.”

Loan Concentrations

(Dollars in thousands, except ratios and client data)	June 30, 2015	March 31, 2015	June 30, 2014
Loans (individually or in the aggregate) to any single client, equal to or greater than $20 million
Commercial loans:
Software and internet	$1,643,110	$1,810,914	$1,489,770
Hardware	524,983	501,456	484,240
Private equity/venture capital	2,093,557	3,068,021	1,286,736
Life science & healthcare	585,608	477,396	336,154
Premium wine (1)	30,182	27,882	39,153
Other	97,920	94,311	57,686
Total commercial loans	4,975,360	5,979,980	3,693,739
Real estate secured loans:
Premium wine (1)	96,935	80,091	89,137
Consumer (2)	—	—	20,000
Other	22,333	22,533	23,133
Total real estate secured loans	119,268	102,624	132,270
Consumer loans (2)	115,000	63,000	35,118
Total loans individually equal to or greater than $20 million	$5,209,628	$6,145,604	$3,861,127
Loans (individually or in the aggregate) to any single client, less than $20 million
Commercial loans:
Software and internet	$3,382,966	$3,102,833	$2,761,054
Hardware	533,453	575,169	670,399
Private equity/venture capital (3)	1,930,275	1,487,725	1,383,864
Life science & healthcare	903,447	934,167	840,774
Premium wine	162,561	159,799	137,288
Other	158,485	197,202	189,473
Total commercial loans	7,071,187	6,456,895	5,982,852
Real estate secured loans:
Premium wine	535,691	533,695	458,537
Consumer	1,340,106	1,208,637	964,197
Other	11,250	17,230	7,500
Total real estate secured loans	1,887,047	1,759,562	1,430,234
Construction loans	91,436	85,906	76,389
Consumer loans	111,632	106,887	86,698
Total loans individually less than $20 million	$9,161,302	$8,409,250	$7,576,173
Total gross loans	$14,370,930	$14,554,854	$11,437,300
Loans individually equal to or greater than $20 million as a percentage of total gross loans	36.3%	42.2%	33.8%
Total clients with loans individually equal to or greater than $20 million	155	167	121
Loans individually equal to or greater than $20 million on nonaccrual status	$63,310	$27,525	$—

(1)	Premium wine clients can have loan balances included in both commercial loans and real estate secured loans, the combination of which are equal to or greater than $20 million.

(2)	Consumer loan clients can have loan balances included in both real estate secured loans and other consumer loans, the combination of which are equal to or greater than $20 million.

(3)
Amounts as of March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts prior to January 1, 2015 have not been revised for the adoption of this guidance. See page 3 for additional information.

Credit Quality

(Dollars in thousands, except ratios)	June 30, 2015	March 31, 2015	June 30, 2014
Gross nonperforming, past due, and restructured loans:
Impaired loans	$100,802	$42,382	$22,346
Loans past due 90 days or more still accruing interest	47	3,099	93
Total nonperforming loans	$100,849	$45,481	$22,439
OREO and other foreclosed assets	—	545	1,745
Total nonperforming assets	$100,849	$46,026	$24,184
Nonperforming loans as a percentage of total gross loans	0.70%	0.31%	0.20%
Nonperforming assets as a percentage of total assets	0.25	0.12	0.07
Allowance for loan losses	$192,644	$167,875	$120,728
As a percentage of total gross loans	1.34%	1.15%	1.06%
As a percentage of total gross nonperforming loans	191.02	369.11	538.03
Allowance for loan losses for impaired loans	$50,865	$23,822	$4,681
As a percentage of total gross loans	0.35%	0.16%	0.04%
As a percentage of total gross nonperforming loans	50.44	52.38	20.86
Allowance for loan losses for total gross performing loans	$141,779	$144,053	$116,047
As a percentage of total gross loans	0.99%	0.99%	1.01%
As a percentage of total gross performing loans	0.99	0.99	1.02
Total gross loans (3)	$14,370,930	$14,554,854	$11,437,300
Total gross performing loans (3)	14,270,081	14,509,373	11,414,861
Reserve for unfunded credit commitments (1)	35,617	38,628	33,319
As a percentage of total unfunded credit commitments	0.23%	0.25%	0.25%
Total unfunded credit commitments (2)	$15,808,209	$15,485,514	$13,569,982

(1)	The “reserve for unfunded credit commitments” is included as a component of “other liabilities.”

(2)	Includes unfunded loan commitments and letters of credit.

(3)
Amounts as of March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts prior to January 1, 2015 have not been revised for the adoption of this guidance. See page 3 for additional information.

Average Off-Balance Sheet Client Investment Funds(1)

	Three months ended			Six months ended
(Dollars in millions)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Client directed investment assets	$7,847	$7,017	$7,513	$7,432	$7,347
Client investment assets under management (2)	19,261	17,712	16,135	18,486	14,836
Sweep money market funds	10,761	8,896	6,504	9,829	6,461
Total average client investment funds	$37,869	$33,625	$30,152	$35,747	$28,644

Period-end Off-Balance Sheet Client Investment Funds(1)

	Period-end balances at
(Dollars in millions)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Client directed investment assets	$8,047	$7,344	$6,158	$6,491	$6,979
Client investment assets under management (2)	20,394	17,956	18,253	17,423	17,001
Sweep money market funds	11,643	9,870	7,957	7,230	6,396
Total period-end client investment funds	$40,084	$35,170	$32,368	$31,144	$30,376

(1)	Off-Balance sheet client investment funds are maintained at third-party financial institutions.

(2)	These funds represent investments in third-party money market mutual funds and fixed-income securities managed by SVB Asset Management.

Impact of Adoption of ASU 2015-02, "Consolidation" on Interim Consolidated Statement of Income

	Three months ended March 31, 2015
(Dollars in thousands)	As previously reported	Adjustment	As revised
Interest income:
Loans	$165,458	$43	$165,501
Federal funds sold, securities purchased under agreements to resell and other short-term investment securities	1,285	(16)	1,269
Interest expense:
Borrowings	7,956	(8)	7,948
Net interest income	238,890	35	238,925
Noninterest income:
Gains on investment securities, net	83,159	(49,896)	33,263
Other	(9,080)	1,402	(7,678)
Total noninterest income	172,018	(48,494)	123,524
Noninterest expense:
Professional services	24,185	(5,438)	18,747
Correspondent bank fees	3,421	(53)	3,368
Other noninterest expense	13,598	(76)	13,522
Total noninterest expense	196,108	(5,567)	190,541
Income before income tax expense	208,348	(42,892)	165,456
Net income before noncontrolling interests	145,282	(42,892)	102,390
Net income attributable to noncontrolling interests	(56,766)	42,892	(13,874)

Impact of Adoption of ASU 2015-02, "Consolidation" on Interim Consolidated Balance Sheet

	March 31, 2015
(Dollars in thousands)	As previously reported	Adjustment	As revised
Assets:
Cash and cash equivalents	$1,308,003	$(53,473)	$1,254,530
Non-marketable and other securities	1,706,873	(1,042,485)	664,388
Loans, net of unearned income	14,439,574	8,109	14,447,683
Accrued interest receivable and other assets	762,971	3,694	766,665
Total assets	$39,695,990	$(1,084,155)	$38,611,835
Liabilities and total equity:
Liabilities:
Noninterest-bearing demand deposits	$25,716,586	$79,539	$25,796,125
Other liabilities	686,501	(431)	686,070
Total liabilities	35,418,759	79,108	35,497,867
SVBFG stockholders’ equity:
Additional paid-in capital	1,140,435	23	1,140,458
Accumulated other comprehensive income	92,668	32	92,700
Total SVBFG stockholders’ equity	2,971,637	55	2,971,692
Noncontrolling interests	1,305,594	(1,163,318)	142,276
Total equity	4,277,231	(1,163,263)	3,113,968
Total liabilities and total equity	$39,695,990	$(1,084,155)	$38,611,835

Impact of Adoption of ASU 2015-02, "Consolidation" on Other Financial Measures

	Three months ended March 31, 2015
(Dollars in thousands, except ratios)	As previously reported	Adjustment	As revised
Other financial measures:
Non-GAAP net gains on investment securities, net of noncontrolling interests	$19,555	$(463)	$19,092
Noncontrolling interests- net interest income	(35)	33	(2)
Noncontrolling interests- noninterest income	(66,895)	52,842	(14,053)
Noncontrolling interests- noninterest expense	5,463	(5,171)	292
Noncontrolling interests- carried interest income	4,701	(4,812)	(111)
Net income attributable to noncontrolling interests	(56,766)	42,892	(13,874)
Non-GAAP noninterest income, net of noncontrolling interests	109,824	(464)	109,360
Non-GAAP noninterest expense, net of noncontrolling interests	190,645	(396)	190,249
Ratios:
GAAP operating efficiency ratio	47.73%	4.84%	52.57%
Non-GAAP operating efficiency ratio	54.61	(0.05)	54.56
SVBFG CET 1 risk-based capital ratio	12.21	(0.29)	11.92
SVBFG tier 1 risk-based capital ratio	12.42	0.11	12.53
SVBFG total risk-based capital ratio	13.38	0.08	13.46
SVBFG tier 1 leverage ratio	7.71	0.21	7.92
SVBFG tangible common equity to tangible assets ratio	7.49	0.21	7.70
SVBFG tangible common equity to risk-weighted assets ratio	12.60	(0.30)	12.30

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures (including, but not limited to, non-GAAP net income, non-GAAP core fee income, non-GAAP noninterest income, non-GAAP net gains on investment securities, non-GAAP non-marketable and other securities, non-GAAP noninterest expense and non-GAAP financial ratios) of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures (as applicable), provide meaningful supplemental information regarding our performance by: (i) excluding amounts attributable to noncontrolling interests for which we effectively do not receive the economic benefit or cost of, where indicated, or (ii) providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income or other financial measures prepared in accordance with GAAP. In the financial tables below, we have provided a reconciliation of, where applicable, the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release, or a reconciliation of the non-GAAP calculation of the financial measure.

In particular, in this press release, we use certain non-GAAP measures that exclude the following from net income and certain other financial line items in certain periods:

•
Income and expense attributable to noncontrolling interests — As part of our funds management business, we recognize the entire income or loss from certain funds where we own less than 100 percent. We are required under GAAP to consolidate 100 percent of the results of certain SVB Capital funds. We adopted the new accounting guidance related to our consolidated variable interest entities (ASU 2015-02) effective January 1, 2015. See page 3 for additional information. The relevant amounts attributable to investors other than us are reflected under “Net Income Attributable to Noncontrolling Interests.” Our net income available to common stockholders/certain financial line items include only the portion of income or loss related to our ownership interest.

•	Pre-tax net losses for the fourth quarter of 2014 of $13.9 million ($11.4 million, net of tax) from the pending sale of SVBIF at December 31, 2014.

In addition, in this press release, we use certain non-GAAP financial ratios and measures that are not required by GAAP or exclude certain financial items from their calculations that are otherwise required under GAAP, including:

•
Tangible common equity to tangible assets ratio; tangible common equity to risk-weighted assets ratio — These ratios are not required by GAAP or applicable bank regulatory requirements, and are used by management to evaluate the adequacy of our capital levels. Risk-based capital guidelines require minimum level of capital as a percentage of risk-weighted assets. Risk-weighted assets are calculated by assigning assets and off-balance sheet items to broad risk categories. Our ratios are calculated by dividing total SVBFG stockholders’ equity, by total assets or total risk-weighted assets, as applicable, after reducing amounts by acquired intangibles, if any.

•
Non-GAAP return on average assets ratio; Non-GAAP return on average SVBFG stockholders’ equity ratio — These ratios exclude certain financial items that are otherwise required under GAAP. Our ratios are calculated by dividing non-GAAP net income available to common stockholders (annualized) by average assets or average SVBFG stockholders’ equity, as applicable.

•
Non-GAAP operating efficiency ratio — This ratio excludes certain financial items that are otherwise required under GAAP. It is calculated by dividing noninterest expense by total revenue, after adjusting both amounts by income and expense attributable to noncontrolling interests, adjustments to net interest income for a taxable equivalent basis and the losses noted above for applicable periods.

•
Non-GAAP core fee income — This measure represents noninterest income, but excludes certain line items where performance is typically subject to market or other conditions beyond our control. We do not provide our outlook for the expected full year results for these excluded items, which include gains on investment securities, net, gains on derivative instruments, net, and other noninterest income items.

	Three months ended					Six months ended
Non-GAAP net income and earnings per share (Dollars in thousands, except share data)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	June 30, 2015	June 30, 2014
Net income available to common stockholders (1)	$86,143	$88,516	$57,990	$63,977	$50,953	$174,659	$141,903
Less: net losses on SVBIF Sale Transaction (2)	—	—	13,934	—	—	—	—
Tax impact from net losses on SVBIF Sale Transaction	—	—	(5,398)	—	—	—	—
Tax impact of undistributed earnings of SVBIF	—	—	2,900	—	—	—	—
Non-GAAP net income available to common stockholders (1)	$86,143	$88,516	$69,426	$63,977	$50,953	$174,659	$141,903
GAAP earnings per common share — diluted (1)	$1.66	$1.71	$1.13	$1.24	$1.04	$3.37	$2.96
Less: net losses on SVBIF Sale Transaction (2)	—	—	0.28	—	—	—	—
Tax impact from net losses on SVBIF Sale Transaction	—	—	(0.11)	—	—	—	—
Tax impact of undistributed earnings of SVBIF	—	—	0.06	—	—	—	—
Non-GAAP earnings per common share — diluted (1)	$1.66	$1.71	$1.36	$1.24	$1.04	$3.37	$2.96
Weighted average diluted common shares outstanding	51,875,715	51,719,086	51,528,150	51,570,771	49,044,949	51,788,344	47,987,024

(1)
Amounts for periods prior to March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects (ASU 2014-01).

(2)	Pre-tax net losses of $13.9 million on the pending sale of SVBIF are included in other noninterest income at December 31, 2014.

	Three months ended					Six months ended
Non-GAAP return on average assets (annualized) and average SVBFG stockholders' equity (annualized) (Dollars in thousands, except ratios)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	June 30, 2015	June 30, 2014
Net income available to common stockholders (1)	$86,143	$88,516	$57,990	$63,977	$50,953	$174,659	$141,903
Non-GAAP net income available to common stockholders (1)	$86,143	$88,516	$69,426	$63,977	$50,953	$174,659	$141,903
Average Assets (2)	$39,448,023	$38,225,640	$37,590,186	$34,598,285	$31,745,630	$38,840,208	$29,767,621
Return on average assets (annualized) (1) (2)	0.88%	0.94%	0.61%	0.73%	0.64%	0.91%	0.96%
Non-GAAP return on average assets (annualized) (1) (2)	0.88	0.94	0.73	0.73	0.64	0.91	0.96
Average SVBFG stockholders' equity (annualized) (2)	$3,031,699	$2,900,330	$2,827,512	$2,729,862	$2,397,386	$2,966,378	$2,249,425
Return on average SVBFG stockholders' equity (annualized) (1)	11.40%	12.38%	8.14%	9.30%	8.52%	11.87%	12.72%
Non-GAAP return on average SVBFG stockholders' equity (annualized) (1)	11.40	12.38	9.74	9.30	8.52	11.87	12.72

(1)
Amounts and ratios for periods prior to March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects (ASU 2014-01).

(2)
Amounts and ratios for the three months ended March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts prior to January 1, 2015 have not been revised for the adoption of this guidance. See page 3 for additional information.

	Three months ended					Six months ended
Non-GAAP noninterest income, net of noncontrolling interests (Dollars in thousands)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	June 30, 2015	June 30, 2014
GAAP noninterest income (1)	$126,287	$123,524	$167,637	$80,167	$14,210	$249,811	$324,435
Less: income (losses) attributable to noncontrolling interests, including carried interest (1)	8,556	14,164	77,320	4,911	(35,325)	22,720	151,393
Non-GAAP noninterest income, net of noncontrolling interests (1)	$117,731	$109,360	$90,317	$75,256	$49,535	$227,091	$173,042
Less: net losses on SVBIF Sale Transaction	—	—	13,934	—	—	—	—
Non-GAAP noninterest income, net of noncontrolling interests and excluding net losses on SVBIF Sale Transaction (1)	$117,731	$109,360	$104,251	$75,256	$49,535	$227,091	$173,042

(1)
Amounts as of and for the three months ended March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts prior to January 1, 2015 have not been revised. See page 3 for additional information.

	Three months ended					Six months ended
Non-GAAP core fee income (Dollars in thousands)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	June 30, 2015	June 30, 2014
GAAP noninterest income (1)	$126,287	$123,524	$167,637	$80,167	$14,210	$249,811	$324,435
Less: gains (losses) on investment securities, net (1)	24,975	33,263	94,787	5,644	(57,320)	58,238	166,592
Less: gains on derivative instruments, net	16,317	39,729	33,365	26,538	12,775	56,046	36,942
Less: other noninterest income (loss) (1)	18,916	(7,678)	(15,861)	(5,361)	8,762	11,238	19,962
Non-GAAP core fee income	$66,079	$58,210	$55,346	$53,346	$49,993	$124,289	$100,939

(1)
Amounts for the three months ended March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts prior to January 1, 2015 have not been revised. See page 3 for additional information.

	Three months ended					Six months ended
Non-GAAP net gains (losses) on investment securities, net of noncontrolling interests (Dollars in thousands)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	June 30, 2015	June 30, 2014
GAAP net gains (losses) on investment securities (1)	$24,975	$33,263	$94,787	$5,644	$(57,320)	$58,238	$166,592
Less: income (losses) attributable to noncontrolling interests, including carried interest (1)	9,036	14,171	78,225	6,757	(35,240)	23,207	151,312
Non-GAAP net gains (losses) on investment securities, net of noncontrolling interests (1)	$15,939	$19,092	$16,562	$(1,113)	$(22,080)	$35,031	$15,280

(1)
Amounts for the three months ended March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts prior to January 1, 2015 have not been revised. See page 3 for additional information.

	Three months ended					Six months ended
Non-GAAP operating efficiency ratio, net of noncontrolling interests (Dollars in thousands, except ratios)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	June 30, 2015	June 30, 2014
GAAP noninterest expense (1) (2)	$194,112	$190,541	$186,067	$179,761	$170,944	$384,653	$341,352
Less: expense attributable to noncontrolling interests (2)	242	292	5,536	4,743	5,267	534	8,588
Non-GAAP noninterest expense, net of noncontrolling interests (1) (2)	$193,870	$190,249	$180,531	$175,018	$165,677	$384,119	$332,764
GAAP net interest income (2)	$243,771	$238,925	$234,737	$220,565	$204,965	$482,696	$401,293
Adjustments for taxable equivalent basis	400	416	417	416	427	816	856
Non-GAAP taxable equivalent net interest income (2)	$244,171	$239,341	$235,154	$220,981	$205,392	$483,512	$402,149
Less: income (losses) attributable to noncontrolling interests (2)	2	2	21	9	(5)	4	3
Non-GAAP taxable equivalent net interest income, net of noncontrolling interests (2)	$244,169	$239,339	$235,133	$220,972	$205,397	$483,508	$402,146
GAAP noninterest income (2)	$126,287	$123,524	$167,637	$80,167	$14,210	$249,811	$324,435
Non-GAAP noninterest income, net of noncontrolling interests and excluding net losses on SVBIF Sale Transaction (2)	117,731	109,360	104,251	75,256	49,535	227,091	173,042
GAAP total revenue (2)	$370,058	$362,449	$402,374	$300,732	$219,175	$732,507	$725,728
Non-GAAP taxable equivalent revenue, net of noncontrolling interests and excluding net losses on SVBIF Sale Transaction (2)	$361,900	$348,699	$339,384	$296,228	$254,932	$710,599	$575,188
GAAP operating efficiency ratio (2)	52.45%	52.57%	46.24%	59.77%	77.99%	52.51%	47.04%
Non-GAAP, net of noncontrolling interests and excluding net losses on SVBIF Sale Transaction operating efficiency ratio (2)	53.57	54.56	53.19	59.08	64.99	54.06	57.85

(1)
Amounts for periods prior to March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects (ASU 2014-01).

(2)
Amounts and ratios for the three months ended March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts and ratios prior to January 1, 2015 have not been revised for the adoption of this guidance. See page 3 for additional information.

Non-GAAP non-marketable and other securities, net of noncontrolling interests (Dollars in thousands)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
GAAP non-marketable and other securities (1) (2)	$645,506	$664,388	$1,728,140	$1,702,218	$1,755,990
Less: amounts attributable to noncontrolling interests (2)	128,539	129,921	1,216,344	1,200,903	1,265,651
Non-GAAP non-marketable and other securities, net of noncontrolling interests (2)	$516,967	$534,467	$511,796	$501,315	$490,339

(1)
Amounts for periods prior to March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects (ASU 2014-01).

(2)
Amounts as of March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). See page 3 for additional information.

SVB Financial Group tangible common equity, tangible assets and risk-weighted assets (Dollars in thousands, except ratios)	June 30, 2015	March 31, 2015 (Revised)(3)	December 31, 2014	September 30, 2014	June 30, 2014
GAAP SVBFG stockholders’ equity (1)	$3,051,102	$2,971,692	$2,813,072	$2,718,109	$2,670,909
Tangible common equity (1)	$3,051,102	$2,971,692	$2,813,072	$2,718,109	$2,670,909
GAAP total assets (1)	$40,236,118	$38,611,835	$39,339,950	$36,037,159	$33,307,771
Tangible assets (1)	$40,236,118	$38,611,835	$39,339,950	$36,037,159	$33,307,771
Risk-weighted assets (2)	$23,815,512	$24,151,737	$21,755,091	$19,482,333	$18,429,007
Tangible common equity to tangible assets (1)	7.58%	7.70%	7.15%	7.54%	8.02%
Tangible common equity to risk-weighted assets (1) (2)	12.81	12.30	12.93	13.95	14.49

(1)
Amounts for periods prior to March 31, 2015, and ratios have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects (ASU 2014-01).

(2)
Amounts and ratios as of June 30, 2015 and March 31, 2015 reflect the adoption of the Basel III Capital Rules in effect beginning January 1, 2015. Amounts and ratios for prior periods represent the previous capital rules under Basel I.

(3)
Amounts and ratios as of March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts and ratios prior to January 1, 2015 have not been revised for the adoption of this guidance. See page 3 for additional information.

Silicon Valley Bank tangible common equity, tangible assets and risk-weighted assets (Dollars in thousands, except ratios)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Tangible common equity (1) (3)	$2,930,554	$2,886,173	$2,399,411	$2,320,613	$2,279,833
Tangible assets (1) (3)	$39,612,481	$37,974,587	$37,607,973	$34,359,839	$31,633,637
Risk-weighted assets (2)	$22,277,020	$22,602,065	$21,450,480	$19,144,527	$18,059,726
Tangible common equity to tangible assets (1) (3)	7.40%	7.60%	6.38%	6.75%	7.21%
Tangible common equity to risk-weighted assets (1)(2) (3)	13.16	12.77	11.19	12.12	12.62

(1)
Amounts for periods prior to March 31, 2015, and ratios have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects (ASU 2014-01).

(2)
Amounts and ratios as of June 30, 2015 and March 31, 2015 reflect the adoption of the Basel III Capital Rules in effect beginning January 1, 2015. Amounts and ratios for prior periods represent the previous capital rules under Basel I.

(3)
Amounts and ratios as of March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts and ratios prior to January 1, 2015 have not been revised for the adoption of this guidance. See page 3 for additional information.